UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2006

Interpharm Holdings, Inc.
(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Adams Avenue, Hauppauge, New York 11788
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (631) 952-0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 1.02  Entry Into and Termination of Material Definitive Agreements

On November 3, 2006, an agreement entered into between Interpharm, Inc. (the “Company”) and Watson Laboratories, Inc. (“Watson”) became effective, pursuant to which: (i) Interpharm and Watson terminated their Manufacturing and Supply Agreement dated as of October 14, 2003 (the “Supply Agreement”) pursuant to which Interpharm manufactures and supplies, and Watson distributes and sells generic Vicoprofen® (7.5 mg hydrocodone bitartrate/200 mg ibuprofen) tablets and (ii) Interpharm reacquired from Watson its rights to market and sell generic Vicoprofen® for a purchase price of $2 million payable at the rate of $500,000 per year over four years beginning from the first anniversary of the effective date of the agreement.

In connection with Watson's merger with Andrx Corporation, Watson agreed to divest the Company's generic Vicoprofen® product.

Interpharm will continue to manufacture generic Vicoprofen®, but will now begin to market and sell it and retain all sales proceeds which had previously been shared with Watson under the Supply Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Termination and Release Agreement between Interpharm, Inc. and Watson Laboratories, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.

November 8, 2006	By:	/s/ George Aronson
George Aronson
Chief Financial Officer